UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue 20th Floor
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 323 421-5980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2024, pursuant to Article Six, Section 5 of the certificate of incorporation of Vince Holding Corp. (the "Company"), as amended (the “Certificate of Incorporation”), Sun Cardinal, LLC ("Sun Cardinal"), an affiliate of Sun Capital Partners, Inc. ("Sun Capital"), appointed Kelly Griffin to the board of directors (the "Board") of the Company as a Class II director, effective immediately. The appointment filled a seat on the Board that previously remained vacant. Ms. Griffin is expected to replace Matthew Garff, a current member of the Board previously designated by Sun Cardinal who is expected to resign from the Board after a transition period by the end of the Company’s current fiscal year.

Ms. Griffin has an arrangement as an independent contractor with Sun Capital, which through certain of its affiliates, beneficially owns approximately 67% of the Company's outstanding common stock. Pursuant to Article Six, Section 5 of the Company's Certificate of Incorporation, so long as the Sun Entities beneficially own at least 30% of the then outstanding shares of the Company's common stock, Sun Cardinal has the right to designate the majority of the Board, to fix the size of the Board and to designate the chairman of the Board and the chairman of each committee of the Board.

In connection with her appointment as a director, Ms. Griffin will receive, prorated to her appointment date, compensation and benefits consistent with those received by the Company's other non-employee directors who are not employed by Sun Capital, as most recently described in the Company's proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2024 (the “Proxy Statement”).

In addition, Ms. Griffin will receive compensation from Sun Capital of $50,000 per annum in quarterly installments, prorated to her appointment date, which is expected to be reimbursed by the Company pursuant to that certain consulting agreement (the “Sun Capital Consulting Agreement”), dated November 27, 2013, by and between the Company and Sun Capital Management Corp. (“Sun Capital Management”), which obligates the Company to, among other things, reimburse Sun Capital Management or any of its affiliates providing consulting services under the agreement for out-of-pocket expenses incurred in providing consulting services to the Company. The Sun Capital Consulting Agreement is more fully described in the Proxy Statement.

There are no family relationships between Ms. Griffin and any director, executive officer or nominees thereof of the Company. Other than as described above, there are no related party transactions between the Company and Ms. Griffin that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, on July 25, 2024, the Board of the Company unanimously appointed Simon Furie as a Class III director, effective immediately. The appointment filled a seat on the Board that previously remained vacant.

There is no arrangement or understanding between Mr. Furie and any other persons in connection with his appointment as a director. There are no family relationships between Mr. Furie and any director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Mr. Furie that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act.

Mr. Furie will receive, prorated to his appointment date, compensation and benefits consistent with those received by the Company's other non-employee directors who are not employed by Sun Capital, as most recently described in the Proxy Statement.

The Board has not yet determined on which committees, if any, either Ms. Griffin or Mr. Furie will serve.

Following Ms. Griffin's and Mr. Furie's appointments, the Board consists of eight members and one seat that is vacant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vince Holding Corp.

Date:	July 25, 2024	By:	/s/ David Stefko
David Stefko Interim Chief Executive Officer